Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Weiqing Zhang, the Chief Executive Officer of CHINA OUMEI REAL ESTATE INC. (the “Company”), DOES HEREBY CERTIFY that:

1.   The Company’s Annual Report on Form 20-F/A for the fiscal year ended December 25, 2010 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 14th day of October, 2011.

/s/ Weiqing Zhang
Weiqing Zhang
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to China Oumei Real Estate Inc. and will be retained by China Oumei Real Estate Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.